UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

____________________

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 29, 2013

K-V PHARMACEUTICAL COMPANY

(Exact name of registrant as specified in its charter)

____________________

Delaware	1-9601	43-0618919
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16640 Chesterfield Grove Rd., Suite 200
Chesterfield, MO		63005
(Address of principal executive offices)		(Zip Code)

(314) 645-6600

(Registrant's telephone number, including area code)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act.

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.03	Bankruptcy or Receivership.

As previously disclosed in its Current Report on Form 8-K filed August 8, 2012, K-V Pharmaceutical Company (the “Company”) and certain of its wholly-owned domestic subsidiaries (collectively, the “Debtors”) filed voluntary petitions for reorganization (the “Bankruptcy Cases”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).

Confirmation Hearing and Order

On August 28, 2013, the Bankruptcy Court held a hearing on the Debtors’ motion to confirm their Sixth Amended Joint Chapter 11 Plan of Reorganization (as may be amended, modified or supplemented from time to time, the “Plan”). The Bankruptcy Court confirmed the Plan by order dated August 29, 2013 (the “Confirmation Order”). As previously disclosed in the Company’s Current Report on Form 8-K filed July 19, 2013, the Bankruptcy Court approved the Disclosure Statement for the Plan (the “Disclosure Statement”) on July 17, 2013. Consummation of the Plan is subject to certain conditions precedent to effectiveness, which the Debtors expect to satisfy on or about September 13, 2013 (the “Effective Date”).

Summary of the Plan

Set forth below is a summary of certain provisions of the Plan. This summary is not intended to be a complete description of the Plan and is qualified in its entirety by reference to the full text of the Plan and the Confirmation Order. Copies of the Plan and the Confirmation Order are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Plan.

Distributions under the Plan

The Plan provides that the holders of the Company’s Senior Secured Notes will receive payment in full of their claims for prepetition principal and interest owing under the Senior Secured Notes (subject to certain adjustments) in an aggregate amount equal to approximately $230 million. The Debtors’ existing debtor-in-possession financing will be repaid in full. The Plan provides that each holder of the Company’s Convertible Subordinated Notes will receive its pro rata share of 7% of the common stock, par value $0.01 (“New Common Stock”), of the reorganized Company. Each holder of an Allowed General Unsecured Claim will receive its pro rata share of $10.25 million. The Plan provides for the modification of payments under certain prepetition settlement agreements related to a criminal action against ETHEX Corporation, a former subsidiary of the Company, and an action pursuant to the qui tam provisions of the False Claims Act.

In addition, the Company conducted a $238 million Rights Offering of the New Common Stock to holders of Convertible Subordinated Notes that were accredited investors and voted to accept the Plan. The Rights Offering, which was almost fully subscribed, is “backstopped” by the Investor Parties and Silver Point. The consummation of the Rights Offering will occur on the Effective Date of the plan.

In connection with a litigation between certain holders of Senior Secured Notes and the Senior Secured Notes Indenture Trustee (collectively, the “PPI Plaintiffs”), on the one hand, and the Convertible Subordinated Notes Indenture Trustee and the Creditors’ Committee, as intervenor, on the other hand, the Bankruptcy Court determined that postpetition interest was not due from the Convertible Subordinated Noteholders to the Senior Secured Noteholders under the terms of the Convertible Subordinated Notes Indenture. To the extent the PPI Plaintiffs appeal such decision, until such time there is a Final Order, the Company is required to escrow the Postpetition Interest Amount and Postpetition Accreted OID Amount. Such escrowed funds will be released consistent with the Final Order pertaining to the determination of the Postpetition Interest Amount, if any.

Funding of the Plan

The distributions under the Plan will be funded principally by: (1) the proceeds of a $37 million equity financing pursuant to (i) a Second Amended and Restated Stock Purchase and Backstop Agreement dated June 6, 2013 (the “Stock Purchase Plan”) and (ii) a Share Purchase Agreement dated June 21, 2013 (the “Share Purchase Plan,” together with the Stock Purchase Plan, the “Equity Purchase Plans”)); (2) the $238 million Rights Offering pursuant to the “Stock Purchase Plan”, as to which certain investors have agreed to standby purchase commitments; and (3) a new first lien term loan facility of up to $100 million pursuant to a credit agreement to be entered into on the Effective Date of the Plan (the “Exit Credit Agreement”). Copies of the Share Purchase Agreement, the Stock Purchase Agreement and a substantially final form of the Exit Credit Agreement are attached hereto as Exhibit 99.3, Exhibit 99.4 and Exhibit 99.5, respectively, and are incorporated herein by reference.

Equity Interests

As of the date hereof, 56,673,453, 6,818,601 and 40,000 shares of the Company’s Class A Common Stock, Class B Common Stock and 7% Cumulative Convertible Preferred Stock (together, the “Existing Securities”) are issued and outstanding, respectively. On the Effective Date, all of the Existing Securities, and the warrants and options exercisable therefor, will be cancelled and extinguished in accordance with the Plan. The Debtors expect that an aggregate of 15,625,000 shares of New Common Stock will be issued under the Plan (subject to dilution from the Management Incentive Plan, pursuant to which up to 10% of the New Common Stock (on a fully-diluted basis) may be issued to management).

Following the Effective Date, the reorganized Company intends to take action to deregister the Existing Securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon reasonably practicable in accordance with the Exchange Act. Deregistration will make certain provisions of the Exchange Act, such as the requirement to file periodic reports and proxy statements with the Securities and Exchange Commission (the “SEC”), inapplicable to the reorganized Company and will reduce the information that the reorganized Company will make available to the public, its stockholders and the SEC. The New Common Stock to be issued in accordance with the Plan will be not registered with the SEC or listed for public trading on any securities exchange.

All of the equity interests of the other Debtors shall continue in place following the Effective Date, solely for the purpose of maintaining the existing corporate structure of the Reorganized Debtors.

Assets and Liabilities of the Debtors

Information as to the assets and liabilities of the Debtors as of July 31, 2013, is incorporated herein by reference from the Company’s Current Report on Form 8-K filed August 21, 2013.

Item 9.01	Financial Statements and Exhibits.

(d)             The following exhibits are filed as part of this report:

Exhibit Number	Description

99.1	Sixth Amended Joint Chapter 11 Plan of Reorganization for K-V Discovery Solutions, Inc. and Its Affiliated Debtors

99.2	Order, dated August 29, 2013, Confirming Sixth Amended Joint Chapter 11 Plan of Reorganization for K-V Discovery Solutions, Inc. and Its Affiliated Debtors (without exhibits)

99.3

Share Purchase Agreement dated as of June 21, 2013, by and among Capital Ventures International, Greywolf Capital Overseas Master Fund, Greywolf Capital Partners II LP, Greywolf Opportunities Fund LLC, Kingdon Associates, Kingdon Credit Master Fund, L.P., Kingdon Family Partnership, L.P., M. Kingdon Offshore Master Fund L.P., Deutsche Bank Securities Inc., Silver Point Finance, LLC and K-V Pharmaceutical Company

99.4

Second Amended and Restated Stock Purchase and Backstop Agreement, dated June 6, 2013, by and among Capital Ventures International, Greywolf Capital Overseas Master Fund, Greywolf Capital Partners II LP, Greywolf Opportunities Fund LLC, Kingdon Associates, Kingdon Credit Master Fund, L.P., Kingdon Family Partnership, L.P., M. Kingdon Offshore Master Fund L.P., Deutsche Bank Securities Inc., Silver Point Finance, LLC and K-V Pharmaceutical Company (without exhibits)

99.5

Credit and Guaranty Agreement, dated as of [ • ], by and among K-V Pharmaceutical Company, certain subsidiaries of K-V Pharmaceutical Company, as guarantors, the lenders party thereto from time to time and Law Debenture Trust Company of New York, as Administrative Agent and Collateral Agent (substantially final form) (without exhibits)

99.6	Statement of Assets and Liabilities of the Debtors as of July 31, 2013 is incorporated herein by reference from the Current Report on Form 8-K filed August 21, 2013

The Company will post this Form 8-K on its Internet website at www.kvph.com. References to the Company’s website address are included in this Current Report on Form 8-K only as inactive textual references and the Company does not intend them to be active links to the website. Information contained on the website does not constitute part of this Current Report on Form 8-K.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains various forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 (the “PSLRA”) and which may be based on or include assumptions concerning our operations, future results and prospects. Such statements may be identified by the use of words like “plan,” “expect,” “aim,” “believe,” “project,” “anticipate,” “commit,” “intend,” “estimate,” “will,” “should,” “could,” “potential” and other expressions that indicate future events and trends.

All statements that address expectations or projections about the future, including, without limitation, statements about the product launches, the impact of the Company’s Chapter 11 proceedings, governmental and regulatory actions and proceedings, market position, revenues, expenditures and the impact of recalls and suspensions of shipments on revenues, adjustments to the financial statements, the filing of amended filings with the SEC and other financial results, are forward-looking statements.

All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the PSLRA’s “safe harbor” provisions, we provide the following cautionary statements with regard to the Company identifying important economic, competitive, political, regulatory and technological factors, among others, that could cause actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions. Such factors include (but are not limited to):

(1)     the ability of the Company and the other Debtors to satisfy the conditions contained in the Plan and to consummate the Plan;

(2)     future rulings on any motions filed in the Bankruptcy Court;

(3)     the failure of one or more of the counterparties to the Equity Purchase Plans or the Exit Credit Agreement to consummate the transactions contemplated by such agreements;

(4)     the effects of the Bankruptcy Cases on the Company and the other Debtors and the interests of various creditors, equity holders and other constituents;

(5)     the potential adverse effects of the Bankruptcy Cases on the Company’s and the other Debtors’ liquidity or results of operations;

(6)     the ability to execute the Company’s business plan;

(7)     increased legal costs related to the Company’s bankruptcy filing and other litigation; and

(8)     the ability of the Company and the other Debtors to maintain contracts that are critical to their operation, including to obtain and maintain normal terms with their vendors, customers and service providers and to retain key executives, managers and employees.

This discussion is not exhaustive, but is designed to highlight important factors that may impact our forward-looking statements.

Because the factors referred to above, as well as the statements included in Part I, Item 1A —“Risk Factors,” of our Annual Report on Form 10-K for the fiscal year ended March 31, 2012, the statements under the heading “Risk Factors” in our Registration Statement on Form S-1 filed with the SEC on July 31, 2012, and the statements included in Article XI — “Certain Risk Factors to be Considered” of the Disclosure Statement, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements in this “Cautionary Note Regarding Forward-Looking Statements” and the risk factors that are included under Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended March 31, 2012, the risk factors under the heading “Risk Factors” in our Registration Statement on Form S-1 filed with the SEC on July 31, 2012, and the risk factors included in Article XI — “Certain Risk Factors to be Considered” of the Disclosure Statement. Further, any forward-looking statement speaks only as of the date on which it is made and we are under no obligation to update any of the forward-looking statements after the date of this Current Report on Form 8-K; any forward-looking statement in the Plan or Disclosure Statement is qualified in its entirety as set forth therein. New factors emerge from time to time, and it is not possible for us to predict which factors will arise, when they will arise and/or their effects. We may further amend, modify or supplement the Plan, and those amendments, modifications and/or supplements could be material. In addition, we cannot assess the impact of each factor on our future business or financial condition or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 5, 2013

K-V PHARMACEUTICAL COMPANY

By:	/s/ Patrick J. Christmas
Patrick J. Christmas
Vice President, General Counsel and Secretary